Exhibit 10.4

AMENDED AND RESTATED CREDIT LINE NOTE

$500,000.00	Mechanicsville, Maryland June 18, 2013

FOR VALUE RECEIVED, MyCause Beverages Inc., a Delaware corporation ("Maker"), being duly authorized and so directed, promises to pay to the order of Michael J. Fitzgerald and Connie M. Fitzgerald ("Noteholder"), without deduction, negotiation or offset, the sum of FIVE HUNDRED THOUSAND and 00/100 Dollars ($500,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount advanced under this credit line note together with interest thereon from the date hereof at the rate of five percent (5%) per annum (the "Note"), said principal and interest shall be payable at such other place as Noteholder may designate in writing, ON DEMAND.

The Noteholder agrees, on the terms and subject to the conditions set forth herein, to make advances to the Maker as approved by Noteholder, all being subject to Maker making a written draw request and Maker not being in default under the terms hereof All payments here under may, at the option of the Noteholder, be credited first to interest and lawful charges, and the remainder to principal.

It is understood and agreed that all advances made hereunder will be made solely at the option of the Noteholder.

If payment of principal and/or interest (or portions thereof) is not made on demand or when due and remains unpaid by the end often (10) calendar days after demand or date due, a late charge of five percent (5%) of the over due amount shall be paid by Maker to Noteholder.

If payment is not made on demand and remains unpaid at the end of ten (10) calendar days thereafter, or Maker is otherwise in default under the terms and conditions of this Note, or in default of any other indebtedness to Noteholder, and such default is not cured within ten (10) days of demand for payment thereof, this Note is in default and all the principal balance with accrued interest is fully due and payable. In the event of default in any payment hereunder or breach of any covenant contained in the credit line deed of trust securing this Note, the entire amount of principal then unpaid together with all accrued and unpaid interest shall become immediately due and payable, at the option of the Noteholder without notice to the Maker.

Privilege is reserved to prepay at any time, without premium or fee, the entire indebtedness or any part thereof Prepayment in full shall be credited on the dates received.

The Maker of this Note hereby expressly waives demand, presentment, protest and notice of dishonor and waives all exemptions, whether homestead or otherwise, and consents to all renewals, indulgences and extensions of personal liability and of security permitted by the Noteholder.

The Noteholder at its option may cease to make any further advances under this Note. If the Noteholder forecloses upon or sells any or all of the security for this Note, it may apply the proceeds of such sale upon any indebtedness owed the Noteholder in any order which it may desire.

If Noteholder employs an attorney to collect the debt evidenced by this Note, or to enforce or protect any rights provided for herein or if suit is filed hereon, or proceedings are commenced in bankruptcy or any other court whatsoever, then in addition to any principal, interest or other charges as provided for herein, Noteholder shall also recover all costs, expenses and attorneys' fees reasonably incurred , including such fees and costs incurred on appeal. Such costs, expenses and attorneys' fees shall become part of the indebtedness evidenced hereby and shall be immediately payable on demand and shall draw interest from the date incurred until paid at the rate provided herein, as permitted by law.

If there is any error or omIssl On in this Note, the Maker will promptly upon request of Noteholder, execute a new Note and other written documents as deemed necessary by the Noteholder to correct such error or omission and will promptly pay upon demand of Noteholder all attorneys' fees and costs and expenses incurred in connection therewith. If the Maker fails to pay upon demand of Noteholder any sums due or incurred by Noteholder for any of the purposes stated in this Note, Noteholder may advance the same and all amounts so advanced shall become and be a part of the principal due hereunder and shall immediately be due and payable by the Maker to the Noteholder.

Any provision of the Note which is prohibited or unenforceable shall be in effective to the extent of such prohibition or unenforceability without in validating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the undersigned from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized employee of the Noteholder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

The Note shall apply to and bind each of the undersigned's successors and assigns and shall enure to the benefit of the N oteholder, and their respective heirs and personal representatives.

WITNESS the following signature and seal:
MYCAUSE BEVERAGES INC.

By:	/s/ Michael J. Fitzgerald, II
Michael J. Fitzgerald, II, President